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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) -- March 17, 1998


                               FIFTH THIRD BANCORP
             (Exact Name of Registrant as Specified in Its Charter)


                                      Ohio
                 (State or Other Jurisdiction of Incorporation)


                                     0-8076
                            (Commission File Number)


                                   31-0854434
                        (IRS Employer Identification No.)


                            38 Fountain Square Plaza
                             Cincinnati, Ohio 45263
               (Address of Principal Executive Office) (Zip Code)


      Registrant's Telephone Number, Including Area Code -- (513) 579-5300



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Item 5.  Other Events
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         On March 17, 1998, Fifth Third Bancorp (Fifth Third) announced that its
Board of Directors declared a 3-for-2 stock split in the form of a common stock dividend with respect to its common stock, no par value, and an increase in its quarterly cash dividend to $.25 1/2 per share of common stock ($.17 per share on a post-split basis). The stock dividend and the cash dividend will be paid on April 15, 1998 to stockholders of record as of March 31, 1998. Any fractional shares created by the stock split will be paid in cash based on the closing price on the March 31, 1998 record date.

         As previously announced and as more fully described in Fifth Third's registration statement on Form S-4 (File No. 333-48033), Fifth Third has agreed to acquire State Savings Company (State) pursuant to a merger whereby each share of State common stock was to be converted into 1,847.26 shares of Fifth Third common stock. By virtue of Fifth Third's announced 3-for-2 stock split, which split will be effective prior to consummation of the merger, the exchange ratio will be adjusted such that each share of State common stock will be converted into 2,770.89 Fifth Third shares, subject to further adjustment in certain circumstances as specified in the applicable transaction documents.

         As previously announced and as more fully described in Fifth Third's registration statement on Form S-4 (File No. 333-48049), Fifth Third has agreed to acquire CitFed Bancorp, Inc. (CitFed) pursuant to a merger whereby each share of CitFed common stock was to be converted into .67 of a share of Fifth Third common stock. By virtue of Fifth Third's announced 3-for-2 stock split, which split will be effective prior to consummation of the merger, the exchange ratio will be adjusted such that each share of CitFed common stock will be converted into 1.005 Fifth Third shares, subject to further adjustment in certain circumstances as specified in the applicable transaction documents.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits
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Exhibit 99.1 - Press Release Dated March 17, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                FIFTH THIRD BANCORP
                                                (Registrant)


Date:  March 17, 1998                     By:    /s/Neal E. Arnold
                                                 -----------------
                                                 Neal E. Arnold
                                                 Chief Financial Officer and
                                                 Treasurer